Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Contact:
Steve Crosby
SVP, Government and Regulatory Affairs
916.206.8198
steven.crosby@frontiercorp.com

FOR IMMEDIATE RELEASE

The Public Utilities Commission of Ohio Affirms Order Approving Frontier Communications’ Acquisition of Verizon Landline Operations
Unions’ Application for rehearing is denied in its entirety

STAMFORD, Conn., April 7, 2010 – Frontier Communications Corporation (NYSE: FTR) applauded the Public Utilities Commission of Ohio’s (PUC) unanimous rejection on April 5, 2010, of the application for rehearing filed by the Communications Workers of America and the International Brotherhood of Electrical Workers, Local 986 seeking to set aside the PUC’s unanimous approval on February 11, 2010, of Frontier’s acquisition of Verizon Communications’ local wireline operations in Ohio.

In denying the Unions’ request on April 5, 2010, the PUC took note of the following:

(1) Because Frontier's operating subsidiaries are currently financially sound in rural markets, the PUC took added assurance that ratings agencies give the transaction favorable reviews. The PUC was also confident that Verizon North, by joining a financially sound Frontier organization, will remain a financially sound company.

(2) The PUC remarked that the Unions inflated the influence of investment banker reviews of the transaction in the Commission's decision, stating that the role investment banks play in approving the transaction was merely additional assurance, not the core reason for the Commission's finding that Frontier is financially fit to acquire Verizon North. A review of this transaction by an institution with an entirely different perspective is not completely without meaning. If bankers perceive a high level of risk with the transaction, they would likely demand higher interest rates, if that were the case. Frontier would have the option to abandon the merger agreement. Ultimately, the PUC was convinced by a body of evidence that showed that Frontier would be a financially sound post-transaction company and that it commits to make significant capital expenditures in Verizon North's territory.

(3) Relying on the financial reports, the PUC reaffirmed its finding that the transaction will lead to a significantly lower leverage ratio for Frontier.  While the PUC recognized that Verizon will remain the financially stronger company, it found that the Unions' focus on pre- and post-merger comparisons of Verizon North ignores the benefits arising from the transaction. Although Verizon North may be financially weaker after the transaction, it is nonetheless a financially viable company. Moreover, the new company, under Frontier, has committed to improve capital investments and broadband deployment while maintaining service quality. For the PUC, the critical issue was whether Frontier will be financially strong enough to meet the commitments made for capital investments and broadband service. It did not regard the relative strength of Frontier and Verizon as a particularly relevant inquiry.

(4) Critical facts supported the PUC finding that Frontier will preserve a sufficient in-state presence. Frontier has given assurances that it will retain 1,000 Verizon employees, that it will maintain call centers in Marion and Norwalk, and that it will keep local managers who will have significant local decision-making authority. The PUC found “It is misdirected for the Unions to focus on mere raw numbers of employees where it is the service that they provide that is essential for public convenience. A combination of quantifiable standards and a commitment to a raw number of employees assures us that Frontier will have a sufficient in-state presence to promote public convenience.”

(5) The PUC noted that in its opinion and order, it determined that any penalties for Frontier’s failure to meet agreed-upon standards are adequate, within the zone that lies between incentive and undue hardship.

Concluding that the Unions raised no new facts, issues, or arguments that gave the PUC good cause to grant rehearing, the Unions’ application for rehearing was denied in its entirety by the PUC.

Dan McCarthy, Executive Vice President and Chief Operating Officer of Frontier, stated, “The decision by the Ohio Public Utilities Commission is very gratifying and a full and reasoned response to the dog-in-the-manger objections of the Unions involved.  This transaction is good for Ohio and we look forward to increasing our presence in the state, offering great products and services to consumers, and to expanding career opportunities. “

Forward-Looking Language

This presentation contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  Our ability to complete the acquisition of access lines from Verizon; the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the Verizon transaction; for two years after the merger, we may be limited in the amount of capital stock that we can issue to make acquisitions or to raise additional capital; our indemnity obligation to Verizon may discourage, delay or prevent a third party from acquiring control of us during the two year period following the merger in a transaction that our stockholders might consider favorable; the ability to successfully integrate the Verizon operations into Frontier’s existing operations; the effects of increased expenses due to activities related to the Verizon transaction; the ability to successfully migrate Verizon’s West Virginia operations from Verizon owned and operated systems and processes to Frontier owned and operated systems and processes; the risk that the growth opportunities and cost synergies from the Verizon transaction may not be fully realized or may take longer to realize than expected; the sufficiency of the assets to be acquired from Verizon to enable us to operate the acquired business; disruption from the Verizon transaction making it more difficult to maintain relationships with customers, employees or suppliers; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in High Speed Internet subscribers and sale of other products; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation; the effects of changes in the availability of federal and state universal funding to us and our competitors; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); our ability to adjust successfully to changes in the communications industry and to implement strategies for improving growth; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; continued reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of changes in both general and local economic conditions on the markets we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2010 and beyond; declines in the value of our pension plan assets, which could require us to make contributions to the pension plan in 2011 and beyond; our ability to pay dividends in respect of our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and our liquidity; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms or other natural disasters.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We undertake no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

Additional Information and Where to Find It

This filing is not a substitute for the definitive prospectus/proxy statement included in the Registration Statement on Form S-4 that Frontier filed, and the SEC has declared effective, in connection with the proposed transactions described in the definitive prospectus/proxy statement. INVESTORS ARE URGED TO READ THE DEFINITIVE PROSPECTUS/PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. The definitive prospectus/proxy statement and other documents filed or to be filed by Frontier with the SEC are or will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Frontier, 3 High Ridge Park, Stamford, CT 06905-1390, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Frontier’s stockholders approved the proposed transactions on October 27, 2009, and no other vote of the stockholders of Frontier or Verizon is required in connection with the proposed transactions.
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